STOCK PURCHASE AGREEMENT


         AGREEMENT dated April 24, 1998 among WINSTAR COMMUNICATIONS, INC., a Delaware corporation ("WinStar"), WINSTAR LHC1 LLC, a New York limited liability company of which WinStar is the sole member ("WinLLC1"), and JAMES J. PINTO, residing at 366 Round Hill Road, Greenwich, Connecticut 06830 ("Seller").

         WHEREAS, Seller is the owner of 560,231 of the outstanding shares (the "Shares") of common stock, par value $.001 per share, of Advanced Radio Telecom Corp. ("ARTT"); and

         WHEREAS, Seller desires to sell certain of such shares to WinLLC1 and WinLLC1 desires to purchase such shares from Seller on the terms and conditions set forth herein;

         IT IS AGREED:

1. Sale of Shares; Consideration.

     (a) Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Seller shall sell, transfer, assign and convey to WinLLC1 555,000 shares of the common stock of ARTT (the "Shares"), and WinLLC1 shall purchase the Shares from Seller. As used herein, the term "Shares" includes the associated preferred stock purchase rights issued pursuant to the Rights Agreement dated June 20, 1997 between ARTT and Continental Stock Transfer & Trust Company (the "ARTT Rights Plan").

     (b) The consideration payable to Seller for the Shares shall be 252,272 shares of the common stock, par value $.01 per share, of WinStar (the "WinStar Shares"), plus the "Adjustment Shares" (as defined in Section 1(c)), if any, which may be issued pursuant to Section 1(c). The WinStar Shares and the Adjustment Shares shall be issued by WinStar to Seller.

     (c) If, within eighteen months after the Closing Date, WinStar, directly or indirectly, (i) acquires at least 80% of the outstanding shares of common stock of ARTT, or (ii) acquires all or substantially all of the assets of ARTT or enters into a merger or other business combination with ARTT the consequence of which is that WinStar, directly or indirectly, becomes the sole owner of all or substantially all of the assets of ARTT ( any event under clauses (i) and (ii) being an "ARTT Business Combination") for an "average price per share" paid for shares of common stock of ARTT other than the Shares greater than $20.00 per share (the "Benchmark Price"), then WinStar shall issue to Seller that number of shares of common stock of WinStar ("Adjustment Shares") equal to the difference between such "average price per share" and the Benchmark Price multiplied by 555,000 and divided by the "Adjustment Price" (as hereinafter defined), rounded to the nearest whole share. Such issuance shall be made on the date (the "Adjustment Closing Date") which is the fifth business day after the date on which WinStar consummates the ARTT Business Combination. As used herein, "Adjustment Price" shall mean the average of the last sale prices of the common stock of WinStar reported on the Nasdaq National Market ("NNM") for the five consecutive trading days ending on the date on which WinStar consummates the ARTT Business Combination. For purposes of this Section 1(c), in determining the "average price per share" of any shares of common stock of ARTT for which payment is made with shares of common stock of WinStar, such common stock of WinStar shall be valued at the average of the last sale prices of WinStar common stock reported on the NNM for the five consecutive trading days ending on the date of such purchase by WinStar. In the event of an ARTT Business Combination pursuant to the preceding clause (ii), the "average price per share" shall be the value of the aggregate consideration paid by WinStar to ARTT or its stockholders in such ARTT Business Combination divided by the number of outstanding shares of common stock of ARTT, with any portion of such consideration which is paid for with shares of common stock of WinStar being valued at the average of the last sale prices of WinStar common stock reported on the NNM for the five consecutive trading days ending on the date of the consummation of such ARTT Business Combination. If any portion of the consideration paid by WinStar to ARTT or its stockholders is paid other than in cash or with shares of common stock of WinStar, for purposes hereof such consideration shall be valued at its fair market value. Notwithstanding the foregoing or anything else in this Agreement, WinStar shall have no obligation to acquire any ARTT securities and has made no representation that it has any present or future intent to acquire any ARTT securities other than the Shares and the shares to be acquired by WinLLC1 pursuant to the Reorganization Agreement (as hereinafter defined).

     (d) Solely at WinLLC1's election pursuant to Section 5(i), if Seller has obtained the necessary consents therefor, Seller shall assign to WinLLC1, and WinLLC1 shall assume, the obligations of Seller pursuant to Second Restated and Amended Registration Rights Agreement dated July 3, 1996, among ARTT, Advanced Radio Technologies Corporation ("ARTC"), the stockholders and warrantholders of ARTT and the stockholders and warrantholders of ARTC (the "Registration Rights

Agreement").

     (e) All share and share-related amounts and figures described hereunder shall be appropriately adjusted from time to time to account for and give effect to any reclassifications, stock splits, stock dividends, share combinations and similar changes affecting the common stock of WinStar as a whole or the common stock of ARTT as a whole and all holders thereof.

2. Closing.

     (a) Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 a.m., New York City time, at a mutually agreeable location in New York City, on a date ("Closing Date") as soon as practicable following the satisfaction or waiver of the conditions to Closing set forth in Section 6 hereof.

     (b) At the Closing, Seller shall deliver to (i) WinLLC1, certificates rep resenting the Shares, duly executed in form for transfer by the record holders thereof or with duly executed stock powers therefor, not bearing restrictive legends of any nature other than legends referring to restrictions imposed by Federal and state securities laws and free and clear of any liens, claims, charges, restrictions, security interests or other encumbrances of any kind, including, without limitation, encumbrances created by option, voting rights, buy-sell, stockholder or other agreements of any kind whatsoever affecting the Shares (collectively, "Encumbrances") other than Encumbrances resulting from the actions or omissions of WinStar or WinLLC1 ("WinStar Encumbrances") and those imposed by Federal and state securities laws, and (ii) WinStar and WinLLC1, the certificates and other documents required to be delivered by Seller pursuant hereto.

     (c) At the Closing, WinStar and WinLLC1 (collectively, the "WinStar Parties") shall deliver to Seller (i) a certificate for 228,132 of the WinStar Shares, and (ii) the certificates and other documents required to be delivered by the WinStar Parties pursuant hereto and shall deliver to the escrow agent referred to in Section 7(c) a certificate for the balance of the WinStar Shares. The certificates for the WinStar Shares and any Adjustment Shares issued hereunder shall bear the legends (the "Legends") set forth in Schedule A annexed hereto.

3. Representations and Warranties of Seller. Seller represents and warrants to the WinStar Parties as follows and acknowledges that the WinStar Parties are relying upon such representa tions and warranties:

     (a) This Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law and except that enforceability of any indemnification provision may be limited under Federal and state securities laws.

     (b) The execution, delivery and performance of this Agreement by Seller does not and will not (i) violate or result in any default under or give rise to any right of termination, revocation or modification of any indenture, license or other agreement to which Seller is a party or to which the Shares are subject or (ii) violate or result in any default under any law, regulation, order, writ, judgment or decree applicable to Seller or the Shares or by which the ability of Seller to consummate the transactions to be consummated by them hereunder would be adversely affected as a consequence of such violation or default.

     (c) (i) Subject to the Registration Rights Agreement, Seller has the sole, entire and unfettered right to transfer the Shares to WinLLC1, free and clear of any Encumbrance whatsoever and subject to no restrictions with respect to the transferability thereof. Upon acquisition of the Shares by WinLLC1, WinLLC1 will be able to vote, transfer and otherwise dispose of the Shares without restriction other than those imposed by Federal and state securities laws and those under the Registration Rights Agreement, if assumed by WinLLC1.

     (ii) Seller is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of the Shares, free and clear of all Encumbrances except as set forth in Schedule B annexed hereto, all of which Encumbrances shall terminate and be null, void and of no effect on and after the Closing other than those imposed by the Registration Rights Agreement (if assigned to and assumed by WinLLC1) and Federal and state securities laws. No person or entity has any option or other right to purchase the Shares or otherwise obtain any interest in the Shares from Seller.

          The sale and transfer of the Shares to WinLLC1 pursuant to this Agreement will not give any person or entity a legal right or cause of action against the Shares or any of the WinStar Parties except as may result from a breach by a WinStar Party of an obligation to which it is subject. Upon consummation of the transactions contemplated hereby, WinLLC1 will hold the Shares free and clear of any Encumbrance, including any rights of any other person or entity whatsoever, other than WinStar Encumbrances, those imposed by Federal and state securities laws and, if assigned to and assumed by WinLLC1, the Registration Rights Agreement.

     (iii)The Shares are validly issued, fully paid and non-assessable and were issued in compliance with all Federal and state securities laws. The Shares constitute the only shares of capital stock of ARTT of which Seller is the beneficial owner other than 5,231 shares of common stock of ARTT. For purposes of Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), Seller is not an "affiliate" (as defined in Rule 144) of ARTT and has not been such an affiliate within three months prior to the date hereof and Seller acquired the Shares no later than the dates set forth in Schedule C except for those thereof listed in Schedule C as being free from restriction under Rule 144.

     (d) Seller is not in violation of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation or writ or decree of any court, governmental agency or instrumentality to which he is subject, a violation of which would have a material adverse effect on his ability to perform his obligations under this Agreement.

     (e) The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by Seller will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party other than notice to ARTT pursuant to the Registration Rights Agreement and, if the Registration Rights Agreement is assigned to and assumed by WinLLC1, a counterpart of such agreement signed by WinLLC1 required to be given to ARTT pursuant to such agreement.

     (f) Seller knows of no facts or circumstances which could reasonably be expected to have a material adverse effect upon the business, condition

(financial or otherwise) or prospects of ARTT which have not been publicly disclosed.

     (g) No representation or warranty by Seller contained in this Agreement or other instrument furnished or to be furnished to the WinStar Parties pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     (h) The WinStar Shares and Adjustment Shares will be acquired for Seller's account and not with a view towards distribution thereof. Seller understands that he must bear the economic risk of an investment in the WinStar Shares and the Adjustment Shares, which cannot be sold by Seller unless they are registered under the 1933 Act or an exemption therefrom is available. Seller is an "Accredited Investor" as defined in Regulation D promulgated under the 1933 Act. Seller has had both the opportunity to ask questions and receive answers from the officers and directors of the WinStar Parties and all persons acting on their behalf concerning the business and operations of the WinStar Parties and to obtain any additional information, to the extent the WinStar Parties possess or may possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of such information. Seller acknowledges receiving from WinStar and reviewing WinStar's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("10-K"), WinStar's Proxy Statement for its Annual Meeting of Stockholders held on June 26, 1997 ("Proxy Statement"), WinStar's Current Reports on Form 8-K filed with the Securities and Exchange Commission ("Commission") since January 1, 1998, which are listed on Schedule D annexed hereto (the "8-Ks" and, together with the l0-K and the Proxy Statement, the "WinStar SEC Filings") and WinStar's Confidential Offering Circulars dated March 13, 1998 and March 17, 1998.

     (i) Seller is not a member of a "group" (within the meaning of Rule 13d-5 under the Exchange Act) with respect to the securities of ARTT with any other person or entity.

     (j) The representations and warranties of Seller set forth in this Agreement shall survive until one year from the Closing Date except that the representations and warranties set forth in Section 3(c) shall survive without limitation as to time.

4. Representations and Warranties of the WinStar Parties. The WinStar Parties jointly and severally represent and warrant as follows to Seller and acknowledge that Seller is relying upon such representations and warranties:

     (a) (i) WinStar (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has all the requisite power to own, lease and operate its properties and to carry on its business as now being conducted and (C) has all necessary power and authority to enter into this Agreement and to perform its obligations as contemplated hereby.

     (ii) WinLLC1 (A) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York,
          (B) has all the requisite power to own, lease and operate its properties and to carry on its business as now being conducted and (C) has all necessary power and authority to enter into this Agreement and to perform its obligations as contemplated hereby.

     (iii)All action necessary to be taken by the WinStar Parties to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered and to be delivered by the WinStar Parties in connection herewith has been duly and validly taken. This Agreement constitutes the valid and binding obligation of each of the WinStar Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law, and except that enforceability of any indemnification provision may be limited under Federal and state securities laws.

     (b) The execution, delivery and performance of this Agreement by the WinStar Parties do not and will not (i) violate or result in any default under any provision of their respective Articles of Organization, Operating Agreement, Certificate of Incorporation or By-Laws, (ii) violate or result in any default under or give rise to any right of termination, revocation or modification of any indenture, license or other agreement to which any of the WinStar Parties is a party or (iii) violate or result in any default under any law, regulation, order, writ, judgment or decree applicable to any of the WinStar Parties or by which the ability of any of the WinStar Parties to consummate the transactions to be consummated by them hereunder would be adversely affected as a consequence of such violation or default.

     (c) The execution and delivery of this Agreement by the WinStar Parties do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the WinStar Parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party other.

     (d) None of the WinStar Parties is in violation of any term of its respective Articles of Organization, Operating Agreement, Certificate of Incorporation or By-Laws or the provisions of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation or writ or decree of any court, governmental agency or instrumentality to which it is subject, a violation of which would have a material adverse effect on its ability to perform its obligations under this Agreement.

     (e) The Shares will be acquired by WinLLC1 for its own account and not with a view towards distribution thereof.

     (f) The WinStar Shares and the Adjustment Shares are duly authorized and, upon issuance to Seller in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and, based solely upon the representations and warranties of Seller contained herein, issued in compliance with all Federal and state securities laws and free and clear of all Encumbrances other than those imposed as set forth in the Legends.

     (g) Each of the WinStar SEC Filings, including the financial statements contained therein, as of their filing dates, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of filing of the most recently filed of the WinStar SEC Filings, there has been no material adverse change in the business or financial condition of WinStar which has not been publicly disclosed.

     (h) The representations and warranties of the WinStar Parties set forth in this Agreement shall survive until one year from the Closing Date except that the representations and warran ties set forth in Sections 4(f) shall survive without limitation as to time.

5. Additional Agreements.

     (a) From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with the provisions hereof, Seller shall not sell, assign, or otherwise dispose of or place or allow to be placed any Encumbrance upon any of the Shares, except to the LLCs pursuant to this Agreement.

     (b) Seller shall pay all documentary transfer, sales and other taxes arising out of the sale and transfer of the Shares to WinLLC1.

     (c) From the date hereof through the Closing Date or the earlier termination of this Agreement, Seller, on the one hand, and the WinStar Parties, on the other hand (each a "Representing Party"), shall give the other prompt written notice of any event or development that occurs that (i) had it existed or been known on the date hereof would have been required to be disclosed by the Representing Party under this Agreement, (ii) would cause any of the representations and warranties of the Representing Party contained herein to be inaccurate, incomplete or otherwise misleading in any material respect, (iii) would cause the Representing Party to conclude that any of the conditions to Closing set forth in Section 6 hereof cannot be satisfied, or (iv) is of a nature that would or could reasonably be considered to adversely affect the ability of the Representing Party to consummate the transactions contemplated by this Agreement.

     (d) Subject to the terms and conditions of this Agreement, each party shall cooperate with the other and shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby, including the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof. Each of the parties shall use its best efforts to cause the conditions to Closing specified in Section 6 which are within its control to be fulfilled.

     (e) Within 60 days after the Closing Date, WinStar will file a registration statement to register all of the WinStar Shares under the 1933 Act to enable Seller to make a public sale of the WinStar Shares (including those WinStar Shares deposited in escrow pursuant to Section 7(c)). If Adjustment Shares are issued, within 60 days after the date of such issuance, WinStar shall use its best efforts to file a registration statement to register all of the Adjustment Shares under the 1933 Act to enable Seller to make a public sale of the Adjustment Shares. WinStar will use its reasonable best efforts to cause such registration statement(s) to become effective as promptly as reasonably practicable after filing and to remain effective until such time as the WinStar Shares and the Adjustment Shares, as the case may be, may be sold publicly without registration under the 1933 Act. It shall be a condition to any such registration that Seller provide to WinStar all information and documents with respect to his ownership of the WinStar Shares and Adjustment Shares, compliance with law, manner of proposed disposition and such other matters as WinStar shall reasonably request for disclosure in the registration statement. WinStar and Seller shall indemnify one another in the manner and to the extent that is customary in connection with such registrations. WinStar shall pay all expenses attendant to the preparation and filing of such registration statement other than the fees and expenses of counsel and accountants of Seller and brokerage discounts and commissions.

     (f) From the date hereof until two years from either the Closing Date or earlier termination of this Agreement pursuant to the provisions of Section 8 hereof, except pursuant to this Agreement, neither Seller nor any of his Affiliates (other than the Trustees under the Voting Trust Agreement acting in capacities other than as such Trustees) or any group (within the meanings of Rule 13d-5 under the Exchange Act and the Voting Trust Agreement) of which Seller is or becomes a member will, directly or indirectly, either alone or in concert with others in any manner acquire, agree to acquire or make any proposal to acquire, for his own account, by purchase or otherwise, any voting securities, options, warrants or securities convertible into or exercisable or exchangeable for voting securities of ARTT.

     (g) From the date hereof until two years from either the Closing Date or the earlier termination of this Agreement pursuant to the provisions of Section 8 hereof, Seller shall not participate in any manner, directly or indirectly, individually in concert with others, (i) make or in any way participate in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Commission promulgated under the Exchange Act) or seek to advise or influence any person or entity with respect to the voting of any voting securities of WinStar, (ii) otherwise seek representation on the Board of Directors ("Board") or to control or influence the management, Board or policies of WinStar, (iii) disclose to any third party any intention, plan or arrangement inconsistent with the foregoing or (iv) advise, assist or encourage any other person in connection with the foregoing.

     (h) Each party shall be solely responsible for the payment of the fees of all brokers, finders, investment bankers and similar parties engaged by it in connection with the transactions contemplated by this Agreement.

     (i) Promptly after the execution of this Agreement, Seller shall use reasonable efforts to obtain the consents necessary to permit him to assign to WinLLC1, and if such consents are obtained, at WinLLC1's election, given to Seller at least two business days prior to the Closing Date, shall assign to WinLLC1, his rights and obligations under the Registration Rights Agreement and WinLLC1, pursuant to Section 15 of the Registration Rights Agreement, shall exercise a counterpart to the Registration Rights Agreement agreeing to be treated thereunder in the same manner as Seller.

     (j) Concurrently with the execution of this Agreement, counsel to Seller shall deliver to ARTT an opinion of counsel, addressed to ARTT, stating that in the opinion of such counsel the transfer of the Shares pursuant to this Agreement does not involve a transaction requiring registration or qualification of the Shares under the 1933 Act or the securities or "blue sky" laws of any state of the United States. Seller hereby represents that the requirement set forth in the first two sentences of Section 12(c) of the Registration Rights Agreement that ARTT be given prior written notice of a holder's intention to make a "Transfer" of "Restricted Shares" (as those terms are defined in the Registration Rights Agreement) shall be satisfied by the delivery of an opinion of counsel concurrently with the Transfer.

     (k) WinLLC1 will not sell or otherwise transfer or dispose of the Shares except pursuant to an effective registration statement pursuant to the 1933 Act or an exemption from the registration requirements thereof.

6. Conditions to Closing.

     (a) The respective obligations of Seller and the WinStar Parties to consummate the transfer and acquisition of the Shares shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (i) There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, no rule or regulation shall have been enacted or adopted by any governmental authority or agency, and no action or proceeding shall be pending or threatened by any person or entity other than a party hereto that prohibits consummation of the transfer and acquisition of the Shares, or any of them, to WinLLC1.

     (ii) All governmental approvals required for the consummation of the transfer and acquisition of the Shares shall have been granted.

     (b) The obligation of the WinStar Parties to consummate the acquisition of the Shares shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

     (i) The representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as if made as of the Closing Date.

     (ii) All the covenants contained in this Agreement to be complied with by Seller on or before the Closing Date shall have been complied with.

     (iii)The WinStar Parties shall have received a certificate executed by Seller to the effect set forth in Sections 6(b)(i) and (ii).

     (iv) Seller shall have made the deliveries required by Section 2(b) hereof and shall have executed and delivered to the WinStar Parties the Escrow Agreement referred to in Section 7(c).

     (v) The transactions contemplated by the Agreement and Plan of Reorganization dated April 24, 1998, among WinStar, WinLLC1, WinStar LHC2 LLC, Landover Holdings Corporation and Laurence S. Zimmerman ("Reorganization Agreement") shall have been consummated prior to or concurrently with the Closing or the WinStar Parties shall be satisfied, in their sole judgment, that such transactions will be consummated.

     (vi) Neither Seller nor ARTT shall have commenced any case, proceeding or other action (A) relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or shall have made a general assignment for the benefit of its creditors, and there shall not have been commenced against Seller or ARTT any case, proceeding or other action of a nature referred to in clause (A) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbonded.

     (vii)The WinStar Parties shall be satisfied, in their sole discretion, that the consummation of the transactions contemplated hereby, together with the acquisition of the shares to be purchased by WinLLC1 pursuant to the Reorganization Agreement, will not constitute a "Common Stock Event" pursuant to the Rights Plan of ARTT.

     (c) The obligation of Seller to consummate the transfer of the Shares and Other Assets shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

     (i) The representations and warranties of the WinStar Parties contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as if made as of the Closing Date.

     (ii) All the covenants contained in this Agreement to be complied with by the WinStar Parties on or before the Closing Date shall have been complied with.

     (iii)Seller shall have received a certificate of the WinStar Parties to the effect set forth in Sections 6(c)(i) and (ii) hereof.

     (iv) The WinStar Parties shall have made the deliveries required by Section 2(c) hereof and shall have executed and delivered to Seller the Escrow Agreement referred to in Section 7(c).

     (v) None of the WinStar Parties or any of WinStar's significant subsidiaries (as determined pursuant to Regulation S-X promulgated under the 1933 Act) shall have commenced any case, proceeding or other action (A) relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or shall have made a general assignment for the benefit of its creditors, and there shall not have been commenced against any of the WinStar Parties or any of WinStar's significant subsidiaries any case, proceeding or other action of a nature referred to in clause
          (A) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbonded.

7. Indemnification and Reimbursement.

     (a) Seller shall indemnify and hold harmless the WinStar Parties from and against, and shall reimburse the WinStar Parties for, any Damages (as hereinafter defined) which may be sustained, suffered or incurred by any of the

WinStar Parties, whether as a result of third-party claims or otherwise, and which arise from or in connection with or are attributable to (i) the breach of any of representations, warranties or covenants of Seller contained in this Agreement and (ii) the ownership of the Shares on or before the Closing Date. This indemnity shall survive the Closing for a period of one year after the Closing Date except that with respect to claims arising as a result of a breach or alleged breach of the representations and warranties in Section 3(c) and the covenants contained in Sections 5(f) and 5(g), it shall survive without limitation as to time. Any claim for indemnity asserted within the relevant period shall survive until resolved.

     (b) The WinStar Parties, jointly and severally, shall indemnify and hold harmless Seller from and against, and shall reimburse Seller for, any Damages which may be sustained, suffered or incurred by Seller, whether as a result of third-party claims or otherwise, and which arise from or in connection with or are attributable to (i) the breach of any of the representations, warranties and covenants of the WinStar Parties contained in this Agreement, (ii) the ownership of the Shares after the Closing Date, and (iii) any of the following occurring within the eighteen month period after the Closing Date: (A) the acquisition by WinStar (separately or with one or more of its affiliates (as defined under Regulation D promulgated under the 1933 Act)) of any voting securities of ARTT or options, warrants or securities convertible into or exercisable or exchangeable for voting securities of ARTT (other than the Shares and the shares to be acquired by WinLLC1 pursuant to the Reorganization Agreement), (B) the making or participation in any manner by WinStar in any "solicitation" or
"proxies" (as such terms are used in the proxy rules of the Commission promulgated under the Exchange Act) to vote securities or ARTT or the seeking by WinStar to advise or influence any person or entity with respect to the voting of any voting securities of ARTT, (C) WinStar otherwise seeking representation on the Board of Directors ("Board") of ARTT or to control or influence the management, Board or policies of ARTT, (D) an executive officer or director of WinStar disclosing to any third party any intention, plan or arrangement to effectuate any of the foregoing or (E) WinStar advising, assisting or encouraging any other person in connection with the foregoing, other than Damages sustained, suffered or incurred by Seller as a result of (x) in the case of the foregoing clause (A), a claim (other than by a WinStar Party or a stockholder of WinStar) that the consideration paid by the WinStar Parties for the Shares is excessive in relation to the consideration paid for such other shares and (y) in the case of any of the foregoing clauses (A) through (E), a breach or alleged breach by Seller (or any affiliate thereof) of any obligation to ARTT arising from activities or agreements of Seller (or any affiliate thereof) prior to the Closing Date. This indemnity shall survive the Closing for a period of one year after the Closing Date except that, with respect to claims arising (A) as a result of a breach or alleged breach of the representations and warranties in Sections 1(c), 4(f), 4(h) and 5(e), it shall survive without limitation as to time, and (B) under clause (iii) above, it shall survive for a period of 20 months after the Closing Date. Any claim for indemnity asserted within the relevant period shall survive until resolved.

     (c) As security for the payment of amounts which may be due to the WinStar Parties pursuant to the obligations of Seller in Section 7(a), on the Closing Date Seller shall deliver to Hahn & Hessen LLP, as escrow agent, 24,140 of the WinStar Shares, to be held and disposed of by such escrow agent pursuant to the terms of the Escrow Agreement, substantially in the form of Exhibit I annexed hereto, to be entered into by Seller, the WinStar Parties and such escrow agent on the Closing Date.

     (d) As used herein, the term "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an indemnified party in any action or proceeding between the indemnified party and the indemnifying party or between the indemnified party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have in arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement. The amount of Damages shall be the amount finally determined by a court of competent jurisdiction (after the exhausting of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a third-party claim, or by the parties, if a direct claim of one party against another. Notwithstanding the foregoing, "Damages" shall include, with respect to any claim for indemnification arising under Section 7(b)(iii), only such loss, damage, expense and liability as, in the aggregate, exceeds the amount of any payment made pursuant to Section 1(c).

     (e) A party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability to make such payment unless the party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty contained herein which it asserts has been breached,
(ii) in reasonable detail, the nature and dollar amount of any claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether the claim is a third-party claim or a direct claim of the Indemnified Party against the Indemnifying Party.

     (f) If an Indemnified Party becomes aware of a third-party claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall, with reasonable promptness, notify in writing the Indemnifying Party of such claim, identifying the basis for such claim and the amount or the estimated amount thereof to the extent then determinable which estimate shall not be conclusive of the final amount of such claim (the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and expenses of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designation such counsel, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnified Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) included both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. A claim or demand may not be settled by any party without the prior written consent of the other party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to it. Notwithstanding the foregoing, the Indemnifying Party may settle any third-party claim without the prior written consent of the Indemnified Party if such claim is exclusively for monetary damages.

     (g) If any Indemnified Party shall have a direct claim against any Indemnifying Party hereunder, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party.

     (h) No Indemnifying Party shall be required to indemnify an Indemnified Party pursuant to this Section 7 unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $50,000 and then only to the extent such amounts exceed $50,000 and do not exceed $1,700,000. The provisions of this Section 7(h) shall not apply with respect to a claim for indemnification based on a breach or alleged breach of the covenants of Seller in Sections 5(f) and 5(g).

8. Termination.

     (a) This Agreement may be terminated at any time prior to the Closing as follows:

     (i)  by mutual written consent of Seller and the WinStar Parties;

     (ii) by Seller, (A) if the WinStar Parties shall have failed to perform any of their covenants or agreements contained in this Agreement, which failure, if subject to cure, has not been cured within 10 business days after Seller has given notice to the WinStar Parties of his intention to terminate, (B) if the representations and warranties of the WinStar Parties contained in this Agreement shall not be true and correct in all respects at the time made and at the Closing Date or
          (C) if the conditions to the obligations of Seller to consummate the transactions contemplated by this Agreement shall not have occurred by August 31, 1998.

     (iii)by the WinStar Parties, (A) if Seller shall have failed to perform any of their covenants in this Agreement, which failure, if subject to cure, has not been cured within 10 business days after the WinStar Parties have given notice to Seller of their intention to terminate,
          (B) if the representations and warranties of Seller contained in this Agreement shall not be true and correct in all respects at the time made and on the Closing Date or (C) if the conditions to the obligations of the WinStar Parties to consummate the transactions contemplated by this Agreement shall not have occurred by August 31, 1998.

     (b) In the event of termination by Seller or the WinStar Parties, or both, pursuant hereto, written notice thereof shall forthwith be given to the other party and all further obligations of the parties under this Agreement shall terminate, no party shall have any right under this Agreement against any other party except as set forth in this Section 8, and each party shall bear its own costs and expenses. In such event:

     (i)  If  this  Agreement  is  terminated  by  Seller  pursuant  to  Section
          8(a)(ii)(A) or (B) or by the WinStar Parties pursuant to Section 8(a)(iii)(A) or (B), the terminating party's right to pursue all legal and equitable remedies for breach of contract or otherwise, including, without limitation, Damages relating thereto, shall survive such termination unimpaired; and

     (ii) Nothing  herein  shall  preclude  any party,  upon a breach  hereof by another party, from pursuing all equitable remedies, including specific performance, it being acknowledged and agreed by the parties that the transactions contemplated hereby are of a special, unique and extraordinary character and that any breach will cause irreparable injury to the non- breaching party for which money damages will not provide a wholly adequate remedy.

9. Miscellaneous.

     (a) Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     (b) All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by nationally recognized overnight courier or by telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

     If to Seller:

                                    James Pinto
                                    366 Round Hill Road
                                    Greenwich, Connecticut 06830
                                    Telecopier No.: 212-935-3851

     If to the WinStar Parties:

                                    230 Park Avenue
                                    Suite 2700
                                    New York, New York  10169
                                    Attention:  Timothy R. Graham, Esq.
                                    Telecopier No.: (212) 922-1637

     with a copy to:

                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York  10016
                                    Attention:  David Alan Miller, Esq.
                                    Telecopier No.: (212) 818-8881


     (c) Neither Seller nor the WinStar Parties shall make any public announce ments in respect of this Agreement or the transactions contemplated herein without the consent of the other, which consent shall not unreasonably withheld or delayed, except that any of the WinStar Parties may make any public announcement they deem necessary to comply with their legal obligations (including disclosure by means of filings with the Commission and other governmental authorities), and will use reasonable efforts to provide a copy of such public announcement to Seller prior to the public dissemination thereof.

     (d) The WinStar Parties may assign its rights under this Agreement, or any portion thereof, to any wholly-owned direct subsidiary (including a non-corporate subsidiary) of WinStar or any successor to WinStar, provided that such assignee shall assume in writing the rights and obligations so assigned and such assignment shall not relieve the WinStar Parties of their obligations hereunder to the extent not fulfilled by such assignee. Seller shall not assign any of his rights under this Agreement without the prior written consent of the WinStar Parties.

     (e) This Agreement may not be amended or modified except by an instrument in writing signed by Seller and the WinStar Parties, which instrument shall thereupon be binding upon all the parties.

     (f) Any party may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

     (g) If any provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by a court or regulatory agency of competent jurisdiction, the other provisions of this Agreement shall not be affected and shall remain in full force and effect and the parties shall negotiate in good faith revisions to this Agreement so as to effect the original intent of the parties pursuant to the provision so affected.

     (h) This Agreement, together with the Schedules and Exhibits hereto (including the Escrow Agreement referred to in Section 7(c)), constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof and thereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     (i) This Agreement shall inure to the benefit of and be binding upon the successors, distributees and assigns of the parties.

     (j) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law. EACH PARTY HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY REGISTERED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 8(b). EACH PARTY FURTHER WAIVES ANY OBJECTION TO VENUE IN NEW YORK AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE AND COUNTY ON THE BASIS OF FORUM NON CONVENIENS. EACH PARTY ALSO WAIVES ANY RIGHT TO TRIAL BY JURY.

     (k) This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     (l) No provision of this Agreement or any other instrument or other document delivered in connection with the transactions contemplated hereby will be interpreted in favor of, or against, any of the parties by reason of the extent to which such party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                              WINSTAR COMMUNICATIONS, INC.

                                   /s/ T. R. Graham
                              By________________________________________
                                 Name: T.R. Graham
                                 Title: Executive Vice President

                                       WINSTAR LHC1 LLC
                              By:      WINSTAR COMMUNICATIONS, INC., Member

                                   /s/ T. R. Graham
                               By:_______________________________________
                                  Name: T.R. Graham
                                  Title: Executive Vice President



                                   /s/ James Pinto
                                   _______________________________________
                                   JAMES PINTO